UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES ACT OF 1934

WISHBONE PET PRODUCTS INC.

(Exact name of Registrant as specified in its charter)

NEVADA	Pending
(State of incorporation	(IRS Employer
or organization	Identification Number)

2857 Sherwood Heights Drive Oakville, Ontario	L6J 7J9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange of which
to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-183839 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.001

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File 333-183839) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal opinion of Fox Law Offices, P.A.**
10.1	Loan Agreement***
23.1	Consent of George Stewart, C.P.A.***

* filed as an exhibit to our registration statement on Form S-1 filed with the Securities & Exchange Commission on September 11, 2012.

** filed as an exhibit to our registration statement on Form S-1 filed with the Securities & Exchange Commission on November 9, 2012.

*** filed as an exhibit to our registration statement on Form S-1 filed with the Securities & Exchange Commission on January 25, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 23, 2016

Wishbone Pet Products Inc.

By:	/s/ Rami Tabet
Rami Tabet
President and CEO